UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2005

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01. Other Events

        On  February 2, 2005, Rudolph Technologies, Inc. issued a press release announcing that they have entered into a confidentiality agreement with August Technology to facilitate discussions pursuant to Rudolph's merger offer of January 27, 2005.

         A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

         (c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued February 2, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued February 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: February 2, 2005	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

Filed by Rudolph Technologies, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
And deemed filed pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject company:  August Technology Corporation
Commission File No. 000-30637

RUDOLPH TECHNOLOGIES EXECUTES CONFIDENTIALITY AGREEMENT

Flanders, NJ, February 2, 2005 - Rudolph Technologies, Inc. (Nasdaq: RTEC), which on January 27, 2005 made a cash and stock merger offer valued at $10.50 per share to August Technology Corporation (Nasdaq: AUGT), today responded to August's press release of January 31.  "We were delighted to learn that the August Board has reviewed our offer and is willing to enter into discussions," said Paul F. McLaughlin, Chairman and CEO of Rudolph Technologies.

"As stated in their press release, August requested that we enter into a confidentiality agreement prior to engaging in discussions.  Although we have an existing confidentiality agreement in place prepared by August dated November 11, 2002, we have agreed to enter into the additional agreement provided by August.  Today we signed and sent to Jeff O'Dell, Chairman and CEO of August, the new confidentiality agreement, but for provisions that would prevent us from further enhancing our offer or continuing communications with shareholders of both August and Rudolph.

"We look forward to entering into discussions with August and expect to be able to enter into a definitive agreement shortly thereafter.  Based on this time table, we would expect to be able to complete and close a transaction sometime in the second quarter."

ABOUT RUDOLPH TECHNOLOGIES, INC.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers. The Company's products provide a full-fab solution through its families of proprietary systems, which are used throughout the device manufacturing process. Rudolph's product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry's growth in order to enhance the competitiveness of its products in the marketplace. The Company's success in creating complementary metrology and inspection applications through aggressive research and development is key to Rudolph's strategy for continued technological and market leadership.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph. Factors that could cause actual results to differ materially include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by our competitors; (4) sole or limited sources of supply; and (5) Rudolph and August may not reach an agreement on a merger or the merger may not be approved by August shareholders. The matters discussed in this press release also involve risks and uncertainties summarized under the heading "Forward Looking Statements" in Rudolph's Current Report on Form 8-K filed on January 28, 2005 and under the heading "Factors that May Affect Future Results" in Rudolph's Form 10-K filed for the year ended December 31, 2003. "Factors that May Affect Future Results" in Rudolph's Form 10-K filed for the year ended December 31, 2003. These factors are updated from time to time through the filing of reports and registration statements with the Securities and Exchange Commission. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

ADDITIONAL INFORMATION

Any information concerning August contained in this press release has been taken from, or is based upon, publicly available information. Although Rudolph does not have any information that would indicate that any information contained in this press release that has been taken from such documents is inaccurate or incomplete, Rudolph does not take any responsibility for the accuracy or completeness of such information. To date, Rudolph has not had access to the books and records of August. Investors and security holders are urged to read the disclosure documents regarding the proposed Rudolph/August merger, when they become available, because they will contain important information. The disclosure documents will be filed with the Securities and Exchange Commission by Rudolph. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by Rudolph with the Commission at the Commission's website at www.sec.gov. The disclosure documents and these other documents may also be obtained for free from Rudolph by directing a request to Rudolph Technologies, Inc., One Rudolph Road, Flanders, New Jersey 07836, Attention: General Counsel.

INFORMATION REGARDING CERTAIN RUDOLPH PERSONS

 Rudolph is not currently engaged in a solicitation of proxies or consents from its shareholders or from the shareholders of August. However, in connection with its proposal to merge with August, certain directors and executive officers or Rudolph may participate in meetings or discussions with Rudolph shareholders some of whom may also be August shareholders or other persons who may also be August shareholders. Rudolph does not believe that any of these persons is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation of proxies or consents, or that Schedule 14A requires the disclosure of certain information concerning any of them. Information concerning the directors and executive officers of Rudolph and a description of their interests in Rudolph is set forth in Rudolph's proxy statement filed with the Commission on April 20, 2004. As of the date of this press release, Rudolph does not beneficially own any shares of August common stock, and the directors and executive officers of Rudolph, in the aggregate, do not beneficially own in excess of 1% of August's common stock. If in the future Rudolph engages in solicitation of proxies from its shareholders or the shareholders of August in connection with a merger of the companies it will amend the information provided above as needed to disclose the information concerning participants in that solicitation required by Rule 14a-12 under the Securities Exchange Act of 1934.